AMENDMENT TO LEASE AGREEMENT

This Amendment is effective as of August 1, 1996 and amends and modifies that certain Lease Agreement, dated as of February 1, 1971 (the "Lease") by and between Orange and Rockland Utilities, Inc. of one Blue Hill Plaza, Pearl River, NY 10965 ("Lessee"), and United States Trust Company of New York ("US Trust"), as lessor thereunder and trustee under that certain Trust Agreement, dated as of February 1, 1971. Fleet Capital Corporation of 50 Kennedy Plaza, Fifth Floor, Providence, Rhode Island 02903 ("FCC"), has succeeded to all interests of US Trust as lessor of the Units under the Lease and to all interests of Industrial National Leasing Corporation as owner of the Trust Estate under the Trust Agreement; all references herein and in the Lease to "Lessor" or "Owner" shall be deemed to be references to FCC. Except as otherwise defined herein, all capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease.

Subject to the terms and provisions hereof, Lessee has elected to renew the Lease for the Renewal Term as contemplated in Section
24(a) of the Lease. Lessor and Lessee hereby agree to amend and modify the Lease as set forth below:

1. Definitions. (a) The second sentence of the definition of "Stipulated Loss Value" shall be deleted in its entirety and replaced with the following two sentences:
   "Stipulated Loss Value" for each Unit as of any Semi-Annual Payment Date during the Renewal Term shall mean one-half of the amount set forth as the Purchase Price Amount in Annex A attached to the Amendment to Lease Agreement effective as of August 1, 1996 opposite such Semi-Annual Payment Date. Stipulated Loss Value" for each Unit as of the expiration of the Renewal Term shall mean $100,000."

   (b) The second sentence of the definition of "Termination Value" shall be deleted in its entirety and replaced with the following:
   "Termination Value" for each Unit as of any Semi-Annual Payment Date during the Renewal Term shall mean one-half of the amount set forth as the Termination Value in Annex A attached to the Amendment to Lease Agreement effective as of August 1, 1996 opposite such Semi-Annual Payment Date."

2. Substitution of FCC for US Trust. The quoted language appearing in the second paragraph of section 8 shall be deleted in its entirety and replaced with the following:
   "Fleet Capital Corporation, Owner-Lessor under Lease
   Agreement, dated February 1, 1971."

3. Early Termination. Section 10(a) shall be deleted in its entirety and replaced with the following: "If no Event of Default (or other event which after lapse of time or notice or both would become an Event of Default) shall have occurred and be continuing and this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon at least 35 days' prior written notice to Lessor, to terminate this Lease with respect to either or both of the Units on the next succeeding Semi-Annual Payment Date upon payment of the Termination Value for such Unit or Units as of such Semi-Annual Payment Date and thereupon Lessee shall deliver such Unit or Units to Lessor in accordance with section 5 hereof, whereupon the obligation of Lessee to make payments of Basic Rent shall terminate for all Semi-Annual Lease Periods commencing on or after such termination."

4. Lessee Officers. The last paragraph of section 16 shall be modified by deleting the reference to "Chairman of the Board" contained therein and substituting therefor "the Chief
   Executive Officer, the Treasurer,..."

5. New Addresses for Notices and Payments. Section 21 shall be modified to refer to the addresses of the Lessee and Lessor set forth above. Section 22 shall be modified to require payments in immediately available funds to Lessor at its address set forth above, or at such other address as Lessor shall from time designate in written notice to Lessee.

6. Renewal and Purchase Options. (a) The last clause of section 24(a) beginning with the phrase "each in an amount equal to 7 1/4%...shall be deleted in its entirety and replaced with the following: "each in an amount equal to $72,500 for each such Unit, payable on the Semi-Annual Payment Dates for the Renewal Term."

   (b) The first sentence of section 24(b) shall be deleted in its entirety and replaced with the following: "If no Event of Default (or other event which after lapse of time or notice or both would become an Event of Default) shall have occurred and be continuing and this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon at least six months' prior written notice to Lessor, to purchase any Unit on the next succeeding Semi-Annual Payment Date or expiration of the Renewal Term with respect thereto upon payment of the Stipulated Loss Value applicable to such Unit and, in the event of such purchase, the obligation of Lessee to pay Basic Rent with respect to such Unit for all Semi-Annual Periods commencing on or after the termination date shall terminate."

   (c) Section 24(c) shall be deleted in its entirety.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Except as specifically set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Amendment conflict with any provisions contained in the Lease, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the dates set forth below.

Orange and Rockland Utilities, Inc.          Fleet Capital Corporation



By:    /s/Robert J. McBennett           By:    /s/Brian D. DeRusha
Name:  Robert J. McBennett              Name:  Brian D. DeRusha

Title:  Treasurer                       Title:  Vice President








                                                            Annex A


                          TERMINATION         PURCHASE
  SEMI-ANNUAL                VALUE             PRICE
  PAYMENT DATE                ($)             AMOUNT ($)

August 1, 1996         1,873,550.00        2,073,550.00

February 1, 1997       1,817,565.14        2,017,565.14

August 1, 1997         1,758,877.03        1,958,877.03

February 1, 1998       1,697,355.14        1,897,355.14

August 1, 1998         1,632,862.64        1,832,862.64

February 1, 1999       1,565,256.09        1,765,256.09

August 1, 1999         1,494,385.14        1,694,385.14

February 1, 2000       1,420,092.15        1,620,092.15

August 1, 2000         1,342,211.89        1,542,211.89

February 1, 2001       1,260,571.15        1,460,571.15

August 1, 2001         1,174,988.35        1,374,988.35

February 1, 2002       1,085,273.15        1,285,273.15

August 1, 2002           991,226.02        1,191,226.02

February 1, 2003         892,637.78        1,092,637.78

August 1, 2003           789,289.16          989,289.16

February 1, 2004         680,950.32          880,950.32

August 1, 2004           567,380.29          767,380.29

February 1, 2005         448,326.48          648,326.48

August 1, 2005           323,524.12          523,524.12

February 1, 2006         192,695.61          392,695.61